Novatel Wireless Fourth Quarter and Full Year 2011 Preliminary Financial Results

- Full-year Revenue up 19 Percent

- 4Q Non-GAAP EPS of 5 Cents vs. Breakeven in Prior Year

- 4Q Non-GAAP Gross Margin of 24.5% vs. 19.9% in Prior Year

- 4Q Adjusted EBITDA of $3.7 Million vs. $2.6 Million in Prior Year

SAN DIEGO, Feb. 22, 2012 /PRNewswire/ -- Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of intelligent wireless solutions, today reported preliminary financial results for the fourth quarter and full year ended Dec. 31, 2011.

	4Q 2011	4Q 2010	3Q 2011
Revenue	$ 109.8M	$ 119.3M	$ 113.3M
GAAP Net Income (Loss)	$ (3.4M)	$ (0.9M)	$ 4.5M
GAAP EPS (Loss)	$ (0.11)	$ (0.03)	$ 0.14
Non-GAAP Net Income	$ 1.5M	$ 0.0M	$ 0.0M
Non-GAAP EPS	$ 0.05	$ 0.00	$ 0.00

	FY 2011	FY 2010
Revenue	$402.9M	$338.9M
GAAP Net Income (Loss)	$(24.9M)	$ (33.5M)
GAAP EPS (Loss)	$(0.78)	$ (1.06)
Non-GAAP Net Income (Loss)	$(17.2M)	$ (10.9M)
Non-GAAP EPS (Loss)	$(0.54)	$ (0.35)

"For the 2011 full year, we achieved revenue growth of 19 percent," said Peter Leparulo, Chairman and CEO of Novatel Wireless. "And after a disappointing first quarter due to delayed product launches, we generated three consecutive quarters of improvements, on a non-GAAP basis, in gross margins, net income, and adjusted EBITDA. Over these last three quarters, we generated adjusted EBITDA of $10.2 million, ending the year with cash and marketable securities of $88.8 million and no debt.

"We continue to see strong market demand for our family of MiFi® intelligent mobile hotspots. Our MiFi products are leading the rapid evolution of mobile broadband data, and we expect to significantly advance the MiFi product family in 2012.

"In our M2M segment, which we established at the end of 2010 with the acquisition of Enfora, we are aggressively bringing CDMA and 3G capabilities into our portfolio – including high-end integrated solutions and M2M embedded solutions. These advances will allow us to address a wide range of vertical markets, such as transportation, security, healthcare, and energy management, with a complete portfolio of asset-management and embedded solutions."

Fourth Quarter Operating Results

Fourth quarter revenue of $109.8 million was within our guidance range of $105 to $120 million.

Revenues by major product category were as follows:

Revenue by Product Category	4Q 2011	4Q 2010*	3Q 2011
Mobile Broadband Devices Embedded Solutions Asset Management Solutions & Services	$ 93.9M $ 7.8M $ 8.1M	$ 105.5M $ 11.1M $ 9.3M	$ 93.3M $ 13.8M $ 6.2M
Total	$109.8M	$ 125.9M	$113.3M

* 4Q 2010 revenues in this column are pro forma to include Enfora pre-merger results for this period.

Gross margin was 23.4 percent of revenue on a GAAP basis. On a non-GAAP basis, gross margin was 24.5 percent, an increase of approximately 460 basis points over the fourth quarter of 2010, and exceeding our guidance of 23.0 percent.

GAAP net loss was $3.4 million for the quarter. On a non-GAAP basis, which excludes the items identified in the attached reconciliation schedule, net income for the quarter was $1.5 million, or five cents per share, versus essentially breakeven in the comparable quarter in 2010.

Adjusted EBITDA (see "Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA") was $3.7 million in the fourth quarter.

Non-GAAP EPS Summary

The following adjustments are included in the fourth quarter 2011 non-GAAP earnings per share.

GAAP EPS (Loss)	$(0.11)
Adjustments:
Stock-based compensation expense Acquisition-related charges Goodwill impairment Deferred tax-asset allowance Litigation accrual	0.06 0.05 (0.01) 0.05 0.01
Non-GAAP EPS	$ 0.05

Fourth Quarter and Full Year Segment Results

GAAP financial results by operating segment were as follows:

	4Q 2011	4Q 2010	FY 2011	FY 2010
Revenue
Mobile Computing Products	$ 99.8M	$112.8M	$358.1M	$332.4M
M2M Products and Solutions	$ 10.0M	$ 6.5M	$ 44.8M	$ 6.5M
Total	$109.8M	$119.3M	$402.9M	$338.9M

Operating Income (Loss)
Mobile Computing Products	$ 0.6M	$(3.9M)	$( 13.7M)	$( 23.0M)
M2M Products and Solutions	$( 3.1M)	$(2.0M)	$( 20.0M)	$( 2.0M)
Total	$( 2.5M)	$(5.9M)	$( 33.7M)	$( 25.0M)

Recent Business Highlights

  Novatel Wireless announced the global-ready 4G LTE MiFi® 4620L, the next generation of MiFi Intelligent Mobile Hotspot for Verizon Wireless. The MiFi 4620L creates a personal Wi-Fi cloud, capable of sharing high-speed 4G LTE and 3G mobile broadband Internet connectivity with up to 10 Wi-Fi-enabled devices. With the global-ready MiFi 4620L, Verizon Wireless customers will have access to wireless data service in more than 205 countries.
  TELUS, a leading telecommunications company in Canada, launched the Novatel Wireless Ovation™ MC679 4G LTE Mobile Internet Key on their new 4G LTE network. The slim and compact Ovation MC679 USB modem will give TELUS customers their first chance to experience the LTE difference on their laptops, and enjoy downloading music, video and work files in the blink of an eye.
  Novatel Wireless announced the expansion of its machine-to-machine (M2M) portfolio with two new modules, Enabler HS 3001 and HS 3002, which add CDMA2000 1X and HSDPA capabilities to the portfolio. Expected to be available later in 2012, these modules are fully compatible with Novatel Wireless' service delivery platform -- the N4A Communications and Management Software (CMS) solution. The robust CMS solution allows device provisioning, monitoring, and remote configuration from anywhere in the world.
  At the Consumer Electronics Show in January, Verizon Wireless showcased an array of mobile computing, mobile Internet, and media platforms utilizing the Novatel Wireless Expedite® E362 PCI Express Mini Card running on the Verizon Wireless 4G LTE network. The 10 showcased applications utilizing Novatel Wireless' embedded modules are the result of collaborations fostered at Verizon Wireless' LTE Innovation Center.  The Expedite™ E362 first-to-market LTE embedded module is optimized for power efficiency, thermal performance and weight.
  Also at the Consumer Electronics Show, Novatel Wireless announced its first connected car solution with the MiFi 3352 Intelligent Mobile Hotspot into new Lexus and Toyota vehicles. The solution is sold through Abdul Latif Jameel Co. Ltd. (ALJ), the sole distributor of Toyota, Lexus and Daihatsu vehicles in Saudi Arabia. The solution is branded L!nk™ WiFi by ALJ and is integrated with the vehicle power supply directly from the car battery and powered upon ignition.

First Quarter 2012 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, "Cautionary Note Regarding Forward-Looking Statements" at the end of this press release. A more detailed description of risks related to our business is included in reports filed by the company with the Securities and Exchange Commission.

Our guidance for the first quarter of 2012 reflects current business indicators and expectations as of the date of this release. The wide guidance range is due to the uncertain timing of a major product launch. All figures are approximations based on management's beliefs and assumptions as of the date of this release.

First Quarter 2012
Revenue	$ 85 - $110 million
Non-GAAP Gross Margin	24% - 25%

Non-GAAP EPS	$(0.18) - $ 0.06

Conference Call Information

Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. For parties in the United States and Canada, call 1-877-941-9205 to access the conference call. International parties can access the call at 1-480-629-9692.

Novatel Wireless will offer a live webcast of the conference call, which will be accessible from the "Investors" section of the company's website at www.NVTL.com. A telephonic replay of the conference call will also be available two hours after the call and will run for two weeks. To hear the replay, parties in the United States and Canada should call 800-406-7325 and enter pass code 4507282. International parties should call 303-590-3030.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is a leader in the design and development of intelligent wireless solutions based on 2G, 3G and 4G technologies providing wireless connectivity. The company delivers specialized wireless solutions to carriers, distributors, retailers, OEMs and vertical markets worldwide. Novatel Wireless' Intelligent Mobile Hotspot products, software, USB modems, embedded modules and smart M2M modules provide innovative anywhere, anytime communications solutions for consumers and enterprises.

Headquartered in San Diego, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.nvtl.com. (NVTLF)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management's current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as "may," "estimate," "anticipate," "believe," "expect," "intend," "plan," "project," "will" and similar words and phrases indicating future results. The information presented in this release related to our financial results for the fourth quarter ended December 31, 2011 and our outlook for the first quarter of 2012, as well as statements regarding new product launches, are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company's expectations.

Factors that could cause actual results to differ materially from Novatel Wireless' expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company's current products and market demand for the Company's anticipated new product offerings, (5) increased competition and pricing pressure from current or future wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company's ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the continuing impact of the recent global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company's plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, net income and earnings per share exclude stock-based compensation expenses, charges and benefits related to M&A activities, acquisition-related intangible-asset amortization, a litigation accrual, and merger integration costs. Non-GAAP net income and earnings per share for the full year also exclude the impact of establishing a valuation allowance related to deferred tax assets and assume a tax rate which management believes reflects its long-term effective tax rate.

Adjusted EBITDA and Non-GAAP net income, earnings per share, operating expenses, and gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income, diluted earnings per share, operating expenses, gross margin or any other performance measure determined in accordance with GAAP. We present adjusted EBITDA and non-GAAP net income, earnings per share, operating expenses, and gross margin because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company's stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, net income and earnings per share, management excludes stock-based compensation expenses and charges related to M&A activity to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP operating expenses, net income and earnings per share also facilitates a comparison of Novatel Wireless' underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP operating expenses, net income and earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP operating expenses, net income and earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP operating expenses, net income and earnings per share are:

  Other companies, including other companies in our industry, may calculate non-GAAP operating expenses, net income and earnings per share differently than we do, limiting their usefulness as a comparative tool.

  The Company's income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP operating expenses, net income and earnings per share reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP operating expenses, net income, earnings per share and gross margin. For more information, see the consolidated statements of operations and the "Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income" contained in this press release.

(C) 2012 Novatel Wireless. All rights reserved. MiFi, Expedite, Ovation, Enfora, N4A, and the Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

Investor contact:

William A. Walkowiak, CFA
Novatel Wireless
(858) 431-3711
ir@nvtl.com

Media contact:

Charlotte Rubin
Novatel Wireless
(858) 812-3431

crubin@nvtl.com

NOVATEL WIRELESS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2011	2010
	(Preliminary and Unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$ 47,069	$ 17,375
Marketable securities	28,267	59,775
Accounts receivable, net	36,849	63,570
Inventories	42,279	43,094
Deferred tax assets, net	98	218
Prepaid expenses and other	3,712	6,961
Total current assets	158,274	190,993

Property and equipment, net	18,496	21,281

Marketable securities	13,495	20,676

Intangible assets, net	35,702	44,265

Goodwill	19,772	22,258

Deferred tax assets, net	1,023	2,103

Other assets	504	532
Total assets	$ 247,266	$ 302,108

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$ 54,030	$ 77,769
Accrued expenses	25,044	26,050
Total current liabilities	79,074	103,819

Capital lease obligations, long-term	-	55
Other long-term liabilities	2,167	12,831
Total liabilities	81,241	116,705

Stockholders' equity:

Common stock	32	32
Additional paid-in capital	429,813	424,270
Accumulated other comprehensive income (loss)	(8)	21
Accumulated deficit	(238,812)	(213,920)
	191,025	210,403
Treasury stock at cost	(25,000)	(25,000)
Total stockholders' equity	166,025	185,403

Total liabilities and stockholders' equity	$ 247,266	$ 302,108

NOVATEL WIRELESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Preliminary and Unaudited)	(Unaudited)	(Preliminary and Unaudited)

Net revenues	$ 109,794	$ 119,278	$ 402,862	$ 338,942
Cost of net revenues	84,068	97,535	318,270	272,648
Gross profit	25,726	21,743	84,592	66,294

Operating costs and expenses:
Research and development	15,875	14,835	61,392	48,906
Sales and marketing	7,025	5,721	29,830	20,978
General and administrative	5,050	6,924	21,600	21,233
Amortization of acquired intangibles	521	179	2,220	179
Goodwill impairment	(237)	-	3,277	-
Total operating costs and expenses	28,234	27,659	118,319	91,296

Operating loss	(2,508)	(5,916)	(33,727)	(25,002)

Other income (expense):
Interest income (expense), net	81	181	384	(2,518)
Other income (expense), net	112	292	(1,052)	1,963

Loss before income taxes	(2,315)	(5,443)	(34,395)	(25,557)

Income tax expense (benefit)	1,089	(4,526)	(9,503)	7,893

Net loss	$ (3,404)	$ (917)	$ (24,892)	$ (33,450)

Per share data:

Net loss per share:
Basic	$ (0.11)	$ (0.03)	$ (0.78)	$ (1.06)
Diluted	$ (0.11)	$ (0.03)	$ (0.78)	$ (1.06)

Weighted average shares used in computation of
net loss per share:
Basic	32,154	31,728	32,043	31,494
Diluted	32,154	31,728	32,043	31,494

NOVATEL WIRELESS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Preliminary and Unaudited)	(Unaudited)	(Preliminary and Unaudited)
Cash flows from operating activities:
Net loss	$ (3,404)	$ (917)	$ (24,892)	$ (33,450)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of debt issuance costs	-	-	-	541
Loan fees recognized on extinguishment of debt	-	-	-	2,370
Depreciation and amortization	4,086	3,741	17,868	11,711
Goodwill impairment	(237)	-	3,277	-
Impairment loss on intangible assets and equipment	70	-	203	167
Provision for bad debts	(19)	-	40	141
Net impairment loss on marketable securities	-	-	346	-
Inventory provision	113	845	689	1,874
Share-based compensation expense	1,926	1,772	5,983	6,471
Excess tax benefits from equity based compensation	-	(24)	-	(112)
Non-cash income tax expense (benefit)	2,102	(3,816)	(9,185)	7,766
Changes in assets and liabilities:
Accounts receivable	17,391	(23,702)	26,437	(19,963)
Inventories	6,756	(17,489)	122	(9,527)
Prepaid expenses and other assets	177	(2,176)	3,661	(2,461)
Accounts payable	(352)	35,476	(24,293)	46,020
Accrued expenses, income taxes, and other	(3,438)	(1,446)	(1,787)	(5,337)
Net cash provided by (used in) operating activities	25,171	(7,736)	(1,531)	6,211

Cash flows from investing activities:
Purchases of property and equipment	(1,059)	(5,201)	(5,987)	(10,785)
Acquisitions, net of cash acquired	-	(72,247)	-	(72,247)
Purchases of intangible assets	(65)	-	(284)	(110)
Purchases of securities	(15,626)	(23,702)	(36,992)	(178,712)
Securities maturities/sales	16,383	10,096	74,922	174,286
Net cash provided by (used in) investing activities	(367)	(91,054)	31,659	(87,568)
Cash flows from financing activities:
Proceeds from the issuance of short-term debt, net of issuance costs	-	-	12,000	27,415
Principal repayments of short-term debt	-	-	(12,000)	(30,000)
Principal payments under capital lease obligations	(28)	(29)	(109)	(134)
Proceeds from stock option exercises and ESPP, net of taxes paid on vested restricted stock units	421	911	(196)	1,491
Excess tax benefits from equity based compensation	-	24	-	112
Deposit of restricted funds	-	-	-	(188,890)
Remittance from restricted funds	-	-	-	188,890
Net cash provided by (used in) financing activities	393	906	(305)	(1,116)
Effect of exchange rates on cash and cash equivalents	(55)	(858)	(129)	(177)
Net increase (decrease) in cash and cash equivalents	25,142	(98,742)	29,694	(82,650)
Cash and cash equivalents, beginning of period	21,927	116,117	17,375	100,025
Cash and cash equivalents, end of period	$ 47,069	$ 17,375	$ 47,069	$ 17,375

Novatel Wireless, Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss)
Three Months and Twelve Months Ended December 31, 2011
(in thousands, except per share data)
(Unaudited)

	Preliminary
	Three Months Ended		Twelve Months Ended
	December 31, 2011		December 31, 2011

	Net Income (Loss)	Income (Loss) Per Share, Diluted	Net Income (Loss)	Income (Loss) Per Share, Diluted

GAAP net loss	$ (3,404)	$ (0.11)	$ (24,892)	$ (0.78)

Adjustments:
Share-based compensation expense (a)	1,926	0.06	5,983	0.19

Integration (b)	-	-	612	0.02

Acquisition related charges (c)	1,482	0.05	7,272	0.23

Goodwill impairment (d)	(237)	(0.01)	3,277	0.10

Litigation accrual (e)	400	0.01	400	0.01

Income tax adjustments (f)	1,381	0.05	(9,830)	(0.31)
Non-GAAP net income (loss)	$ 1,548	$ 0.05	$ (17,178)	$ (0.54)

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect integration related activities in connection with the acquisition of Enfora.

(c)  Adjustments for the three months ended December 31, 2011 reflect amortization of purchased intangibles.  Adjustments for the twelve months ended December 31, 2011 reflect amortization of purchased intangibles and fair value of acquired finished goods.  The adjustment for the twelve months ended December 31, 2011 was partially offset by an $880,000 benefit due to the reversal of estimated contingent consideration related to the acquisition of Enfora.

(d) Adjustments reflect goodwill impairment in connection with the interim impairment analysis conducted during the third quarter of 2011 for an initial estimated impairment charge of $3.5 million. The Company finalized the analysis during Q4 2011, and recorded a non-cash impairment expense reduction of $237,000.

(e) Includes estimated charge for potential settlement of litigation.

(f) Adjustments for the three months ended December 31, 2011  reflect Canadian tax expense related to additional valuation allowance against deferred tax assets. Adjustments  for the twelve months ended December 31, 2011 additionally reflect income tax benefit of $11.8 million related to the release of our uncertain tax liability, and $632K of tax expense related to acquisition purchase price adjustments to goodwill and tax effect of the goodwill impairment loss.

See "Non -GAAP Financial Measures" for more information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended December 31, 2011
(in thousands)
(Unaudited)

	Preliminary
	GAAP	Share-based compensation expense (a)	Integration costs and intangibles amortization (b)	Goodwill impairment (c)	Litigation accrual (d)	Non-GAAP

Cost of net revenues	$ 84,068	$ 196	$ 961	$ -	$ -	$ 82,911

Operating costs and expenses:
Research and development	15,875	751	-	-	-	15,124
Sales and marketing	7,025	364	-	-	-	6,661
General and administrative	5,050	615	-	-	400	4,035
Amortization of acquired intangibles	521	-	521	-	-	-
Goodwill impairment	(237)	-	-	(237)	-	-
Total operating costs and expenses	$ 28,234	1,730	521	(237)	400	$ 25,820

Total		$ 1,926	$ 1,482	$ (237)	$ 400

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect amortization of purchased intangibles, and integration costs related to the acquisition of Enfora, Inc.

     (c) Adjustments reflect reduction in estimated goodwill impairment in connection with the interim impairment analysis conducted during the third quarter of 2011. The Company finalized its analysis during Q4 2011, and recorded a non-cash impairment adjustment of $237,000.

(d) Includes estimated charge for the potential settlement of litigation.

See "Non -GAAP Financial Measures" for more information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Twelve Months Ended December 31, 2011
(in thousands)
(Unaudited)

	Preliminary
	GAAP	Share-based compensation expense (a)	Acquisition costs, inventory mark-up, integration costs and intangibles amortization (b)	Contingent consideration (c)	Goodwill impairment (d)	Litigation accrual (e)	Non-GAAP

Cost of revenues	$ 318,270	$ 579	$ 5,932	$ -	$ -	$ -	$ 311,759

Operating costs and expenses:
Research and development	61,392	2,088	-	-	-	-	59,304
Sales and marketing	29,830	1,254	-	-	-	-	28,576
General and administrative	21,600	2,062	612	(880)	-	400	19,406
Amortization of acquired intangibles	2,220	-	2,220	-	-	-	-
Goodwill impairment	3,277	-	-	-	3,277	-	-
Total operating costs and expenses	$ 118,319	5,404	2,832	(880)	3,277	400	$ 107,286

Total		$ 5,983	$ 8,764	$ (880)	$ 3,277	$ 400

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect amortization of purchased intangibles, fair value of acquired finished goods, and integration costs related to the acquisition of Enfora, Inc.

(c) The Company revised its estimate of contingent consideration related to the acquisition of Enfora, Inc. to $0.

(d) Adjustment reflects goodwill impairment.

(e) Includes estimated charge for the potential settlement of litigation.

See "Non -GAAP Financial Measures" for more information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
Three and Twelve Months Ended December 31, 2011
(in thousands)
(Unaudited)

	Preliminary
	Three Months Ended	Twelve Months Ended
	December 31, 2011	December 31, 2011

Loss before income taxes	$ (2,315)	$ (34,395)
Depreciation and amortization charges	4,086	17,868
Goodwill impairment	(237)	3,277
Share-based compensation expense	1,926	5,983
Contingent consideration	-	(880)
M&A related activities	-	612
Litigation accrual	400	400
Other expense (income)	(193)	668
Adjusted EBITDA	$ 3,667	$ (6,467)

See "Non -GAAP Financial Measures" for more information regarding our use of Non-GAAP financial measures.